Firstgold Files for Chapter 11 Protection

January 28, 2010, Toronto - Firstgold Corp. (TSX:FGD, PK:FGOC) (“Firstgold” or “the Company”) has filed for Chapter 11 protection under the United States Bankruptcy Code. In a filing yesterday in Reno, Nevada Firstgold listed assets of $17,957,805 and Liabilities of $26,981,427 and outstanding shares of 196,770,012. While in the Chapter 11 proceeding current management will continue to operate Firstgold as debtor-in-possession.

“Filing for Chapter 11 protection will, we hope, give Firstgold the time we need to bring a successful restructuring proposal to our creditors and shareholders. A plan we think will ultimately, see us put our Relief Canyon mine back into production, and one that will include providing value to our shareholders” comments Terry Lynch, Firstgold CEO.

“The termination of the Northwest deal on December 21, 2009 meant we had a very short period of time to find a new investment group or buyer for our company. Chapter 11 will extend this time and protect the company while we seek a comprehensive solution that might be able to be executed under the particular remedies available within the Chapter 11 environment.” Mr. Lynch commented.

With the Chapter 11 filing Firstgold also announced that Bob Heimler has resigned as a director of the company. “Bob Heimler was and is a friend of Firstgold; he invested his own money and time when many were afraid. Companies need more Directors like Bob Heimler and we are the worse for his departure. Bob feels, understandably, that in the current environment of Chapter 11 that there is little he can do to be a positive force for our shareholders and regrettably has decided to take this time to resign. We thank Bob for his service and dedication on the behalf of the Company.” commented Mr. Lynch.

Firstgold has spent $16 million over the last 24 months developing a processing facility at Relief Canyon, located outside Lovelock, Nevada, on the site of the previously producing Pegasus Gold Mine. Additional information about Firstgold Corp. can be found by visiting its web site at www.firstgoldcorp.com

Safe Harbor Statement

The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended that involve risks and uncertainties. Although Firstgold Corp. believes that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Firstgold Corp. cautions investors that any forward-looking statements made by Firstgold Corp. are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those reflected in forward-looking statements include, but are not limited to, risks and uncertainties regarding the actual mineralization of Firstgold Corp.'s mining properties, the unproven nature of and potential changes to Firstgold Corp.'s business model, the risk that the capital and other resources that Firstgold Corp. will need to exploit its business model will not be available, and the risks discussed in Firstgold Corp.'s

Form 10-K and in Firstgold Corp.'s 10-Qs and in Firstgold Corp.'s other filings with the Securities and Exchange Commission.

Cautionary Note to U.S. Investors -The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on this website (or press releases), such as "measured," "indicated," and "inferred" "resources," which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our reports filed with the SEC which may be secured from the SEC, or from their website at http://www.sec.gov/edgar.html

Website: www.FirstgoldCorp.com

Investor Relations Jeff Forster – jeff@parkcap.com